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                                   Exhibit (i)

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed financial statements give effect to the sale of the CLIQNOW! ("CLIQ") business unit of K2 Design, Inc. ("K2") to 24/7 Media, Inc. (the "Transaction"). These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Transaction occurred on an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

         The condensed historical financial statements of operations for the periods presented are derived from the historical financial statements of K2 and CLIQ. These pro forma statements should be read in conjunction with the K2 Design, Inc. 1997 Annual Report on Form 10-KSB and the quarterly report on Form 10-QSB. The historical financial statements as of and for the three months ended March 31, 1998 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of K2's management, includes all adjustments necessary for a fair presentation of information for such periods.

         A pro forma condensed balance sheet is provided as of March 31, 1998 giving effect to the Transaction as though it had been consummated on that date. Pro forma condensed statements of operations are provided for the three months ended March 31, 1998 and the year ending December 31, 1997, giving effect to the Transaction as though it had occurred at the beginning of the earliest period presented.

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